Exhibit 99.1

Certification under Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Trust’s Administrative Trustees each certify as follows:

(a)

This report on Form 10-QSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b)

The information contained in this Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: May 9, 2003	/s/ E. J. WOODARD, JR. CLBB

E. J. Woodard, Jr. CLBB, Administrative Trustee

Date: May 9, 2003	/s/ JOHN H. GAYLE

John H. Gayle, Administrative Trustee